Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES TAIWAN BOSTON HOUSTON AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

June 18, 2018

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Soligenix, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-225226), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement covers the registration of (i) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), with a proposed maximum aggregate offering price of $9,200,000, including Shares issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional shares, (ii) warrants to purchase shares of Common Stock (the “Warrants”) with a proposed maximum aggregate offering price of $92,000, including Warrants issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional warrants, (iii) the shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares”), (iv) warrants to purchase shares of Common Stock (the “Underwriters’ Warrants”), as more fully described therein, that the underwriters in the offering would be entitled to receive upon consummation of the offering, and (v) the shares of Common Stock issuable from time to time upon exercise of the Underwriters’ Warrants (the “Underwriters’ Warrant Shares”), with a proposed maximum aggregate offering price of $176,000.

Duane Morris llp
Boca center tower ii, 5100 town center circle, SUITE 650 BOCA RATON, FL 33486-9000	PHONE: +1 561& 962 2100 FAX: +1 561 962 2101

June 18, 2018

In connection with this opinion, we have examined originals or copies of the following documents:

(a) the Registration Statement, in the form to be filed with the Commission, the exhibits filed or to be filed in connection therewith, and the form of Prospectus contained therein;

(b) the Company’s Certificate of Incorporation, as amended;

(c) the Company’s Bylaws, as amended;

(d) the resolutions adopted by the Board of Directors of the Company authorizing the issuance and sale of the Company’s securities pursuant to the terms contained in the Registration Statement;

(e) the Warrants;

(f) the Underwriters’ Warrants; and

(g) such other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States and the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares, when issued and sold in accordance with and in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable;

2. Each of the Warrants, when issued and sold in accordance with and in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable, and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

June 18, 2018

3. The Warrant Shares, when issued and paid for upon exercise of the Warrants as contemplated by the Warrants, will be legally issued, fully paid and nonassessable;

4. Each of the Underwriters’ Warrants, when issued and sold in accordance with and in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable, and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

5. The Underwriters’ Warrant Shares, when issued and paid for upon exercise of the Underwriters’ Warrants as contemplated by the Underwriters’ Warrants, will be legally issued, fully paid and nonassessable.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category as persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP